As filed with the Securities and Exchange Commission on November 13, 2012

Registration No. 333-

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________

 FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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CARROLS RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

 __________________________________________________________

Delaware	16-1287774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
968 James Street
Syracuse, New York 13203
(315) 424-0513
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 __________________________________________________________
William E. Myers
Vice President, General Counsel and Secretary
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203
(315) 424-0513
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Wayne A. Wald, Esq.
Akerman Senterfitt LLP
335 Madison Avenue, 26th Floor
New York, New York 10017
(212) 880-3800
 __________________________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	4,085,109	$6.56	$26,798,316	$3,660

(1)
Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares being registered hereunder.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices for the common stock on November 8, 2012, as reported by The NASDAQ Global Market.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 13, 2012
PRELIMINARY PROSPECTUS
4,085,109 Shares

CARROLS RESTAURANT GROUP, INC.
Common Stock
This prospectus relates to the disposition from time to time of up to 4,085,109 shares of our common stock, which are held by the selling stockholders named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.
The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 7. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares.
Our common stock is traded on The NASDAQ Global Market under the symbol “TAST.” On November 8, 2012, the last reported sale price of our common stock on The NASDAQ Global Market was $6.44 per share.
An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and under any similar headings in any filing with the Securities and Exchange Commission that is incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated                     , 2012

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC", using the “shelf” registration process. Under this process, the selling stockholders may from time to time, in one or more offerings, sell the common stock described in this prospectus.
This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our common stock. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to the copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.
You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.
We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before deciding whether to invest in any of the common stock being offered.
Throughout this prospectus, we refer to Carrols Restaurant Group, Inc. as “Carrols Restaurant Group” and, together with its consolidated subsidiaries, as “we,” “our” and “us” unless otherwise indicated or the context otherwise requires. Any reference to “Fiesta Restaurant Group” refers to Fiesta Restaurant Group, Inc., a Delaware corporation and formerly our indirect wholly-owned subsidiary prior to our spin-off of Fiesta Restaurant Group which occurred on May 7, 2012, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Any reference to “Carrols” refers to our wholly-owned subsidiary, Carrols Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Any reference to “Carrols LLC” refers to the wholly-owned subsidiary of Carrols, Carrols LLC, a Delaware limited liability company, unless otherwise indicated or the context otherwise requires.
References to “selling stockholders” refers to the stockholders listed herein under the heading “Selling Stockholders” on page 5 who may sell shares from time to time as described in this prospectus and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

BURGER KING® is a registered trademark and service mark and WHOPPER® is a registered trademark of Burger King Corporation, which we refer to as "BKC". Except for information relating to the acquisition and the acquired restaurants referred

i

to in this prospectus, including all financial statements and financial information related thereto (but excluding any information included in the pro forma financial information), neither BKC nor any of its subsidiaries, affiliates, officers, directors, agents, employees, accountants or attorneys are in any way participating in, approving or endorsing this offering, any of the underwriting (if any) or accounting procedures used in this offering, or, any representations made in connection with this offering. The grant by BKC of any franchise or other rights to us is not intended as, and should not be interpreted as, an express or implied approval, endorsement or adoption of any statement regarding financial or other performance which may be contained in this prospectus. Except for information relating to the acquisition and the acquired restaurants, including all financial statements and information related thereto, and except as otherwise provided in the prospectus, all financial information in this prospectus is our sole responsibility.

Any review by BKC of this prospectus has been conducted solely for the benefit of BKC to determine conformance with BKC internal policies, and not to benefit or protect any other person. No investor should interpret such review by BKC as an internal approval, endorsement, acceptance or adoption of any representation, warranty, covenant or projection contained in this prospectus.

The enforcement or waiver of any obligation of ours under any agreement between us and BKC or BKC affiliates is a matter of BKC or BKC affiliates' sole discretion. No investor should rely on any representation, assumption or belief that BKC or BKC affiliates will enforce or waive particular obligations of ours under those agreements.
MARKET AND INDUSTRY DATA
In this prospectus, we refer to information, forecasts and statistics regarding the restaurant industry. Unless otherwise indicated, all restaurant industry data in this prospectus refers to the U.S. restaurant industry and is taken from or based upon the Technomic, Inc. (Technomic) report entitled “2012 Technomic Top 500 Chain Restaurant Report.” In this prospectus we also refer to information, forecasts and statistics from the U.S. Department of Agriculture and information regarding BKC. Unless otherwise indicated or otherwise relating to information concerning the Burger King restaurants we acquired from BKC, information regarding BKC in this prospectus has been made publicly available by BKC. The information, forecasts and statistics we have used from Technomic may reflect rounding adjustments.

ii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any prospectus supplement and the documents that we incorporate by reference into this prospectus, before making an investment decision.
About Carrols Restaurant Group, Inc.
Overview
We are one of the largest restaurant companies in the United States and have been operating restaurants for more than 50 years. We are the largest Burger King® franchisee in the world, based on number of restaurants, and have operated Burger King restaurants since 1976. As of September 30, 2012, we owned and operated 572 Burger King restaurants located in 13 Northeastern, Midwestern and Southeastern states. Burger King restaurants feature the popular flame-broiled Whopper® sandwich, as well as a variety of hamburgers, chicken and other specialty sandwiches, french fries, salads, breakfast items, snacks and other offerings. We believe that our size, seasoned management team, extensive operating infrastructure, experience and proven operating disciplines differentiate us from many of our competitors as well as many other Burger King operators.
On May 30, 2012, we consummated the acquisition from Burger King Corporation of 278 Burger King restaurants, which we refer to as the “acquired restaurants.” Total cash consideration of approximately $16.2 million included $3.8 million to be paid over five years. Non-cash consideration to BKC included a 28.9% equity ownership interest in Carrols Restaurant Group through the issuance to BKC of 100 shares of our Series A Convertible Preferred Stock. The acquired restaurants are located in seven Mid-Atlantic, Midwestern and Southeastern states. Additionally, pursuant to an operating agreement dated as of May 30, 2012, between us and BKC, which we refer to as the “operating agreement,” BKC assigned to us its right of first refusal, which we refer to as the “ROFR,” on sales of restaurants by franchisees in 20 states for 20 years or until we operate 1,000 Burger King restaurants, subject to compliance with the operating agreement. Under the operating agreement, BKC also granted to us certain pre-approval rights. We have agreed to remodel 455 Burger King restaurants to BKC's “20/20” restaurant image, including 57 restaurants in 2012, 154 restaurants in 2013, 154 restaurants in 2014 and 90 restaurants in 2015. We refer to the acquisition of the acquired restaurants and the assignment of the ROFR as the "acquisition."
Our common stock is listed on The NASDAQ Global Market under the symbol “TAST.” On May 7, 2012, we completed the spin-off of our former indirect wholly-owned subsidiary, Fiesta Restaurant Group, whereby each holder of record on April 26, 2012 of our common stock received one share of Fiesta Restaurant Group common stock for every one share of our common stock held, which we refer to as the “spin-off.”
Corporate Information
We are a Delaware corporation, incorporated in 1986. We conduct all of our operations through our indirect subsidiary, Carrols LLC, a Delaware limited liability company. We have no assets other than the shares of Carrols. Our principal executive offices are located at 968 James Street, Syracuse, New York 13203 and our telephone number at that address is (315) 424-0513. Our corporate website is www.carrols.com. Such website address is a textual reference only, meaning that the information contained on our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

The Offering

Common stock to be offered by the selling stockholders	4,085,109 shares
Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus
Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" on page 3 of this prospectus.
NASDAQ Global Market Symbol	TAST
We are filing this registration statement and prospectus with the SEC pursuant to a registration rights agreement we have entered into with the selling stockholders. See “—Registration Rights Agreement.”
The selling stockholders named in this prospectus may offer and sell up to 4,085,109 shares of our common stock from time to time. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock that were acquired by the selling stockholders in the private transactions described below.
Acquisition of Shares by Selling Stockholders
On July 2, 2009, the selling stockholders acquired an aggregate of 6,559,739 shares of our common stock from funds managed by affiliates of Madison Dearborn Partners, LLC, and BIB Holdings (Bermuda) Ltd., a wholly-owned subsidiary of Bahrain International Bank (E.C.) pursuant to agreements dated as of June 16, 2009.
On June 4, 2012, the selling stockholders consummated the following sales of our common stock: (i) Jefferies Capital Partners IV LP sold 2,148,589 shares of our common stock in an open market transaction pursuant to Rule 144 under the Securities Act of 1933, as amended, or the “Securities Act,” (ii) Jefferies Employee Partners IV LLC sold 247,467 shares of our common stock in an open market transaction pursuant to Rule 144 under the Securities Act and (iii) JCP Partners IV LLC sold 78,574 shares of our common stock in an open market transaction pursuant to Rule 144 under the Securities Act, in each case, at a purchase price of $5.0336 per share.
Registration Rights Agreement
We are registering an aggregate of 4,085,109 shares of our common stock on behalf of the selling stockholders pursuant to the terms of a Registration Rights Agreement, dated as of June 16, 2009, between us and the selling stockholders, which we refer to as the “registration rights agreement.” The registration rights agreement provides that the selling stockholders and their affiliates may make up to five (5) demands to register our common stock held by them under the Securities Act including a request for registration for their shares of our common stock on Form S-3 or any similar form. The registration rights agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), then the selling stockholders and their affiliates will have the right to register their shares of our common stock as part of that registration. The registration rights under the registration rights agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by the selling stockholders and their affiliates from an underwritten registration. Except as otherwise provided in the registration rights agreement, the registration rights agreement requires us to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters' counsel fees, incurred in connection with the registration of our common stock and to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. A copy of the registration rights agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012, as amended, or the most recent Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus and the registration statement of which it forms a part contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." Statements that are predictive in nature or that depend upon or refer to future events or conditions are forward-looking statements. These statements are often identified by the words “may,” “might,” “will,” “should,” “anticipate,” “believe,” “expect,” “intend,” “estimate,” “hope”, “plan” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their date. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected or implied in the forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following, in addition to other risks and uncertainties discussed herein and in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012, as amended, or the most recent Quarterly Report on Form 10-Q, as filed with the SEC:

•	The effect of the tax-free spin-off of Fiesta Restaurant Group by us;

•	The potential tax liability associated with the spin-off of Fiesta Restaurant Group by us;

•	Effectiveness of the Burger King advertising programs and the overall success of the Burger King brand;

•	Increases in food costs and other commodity costs;

•	Competitive conditions;

•	Our ability to integrate any businesses we acquire, including the acquired restaurants;

•	Regulatory factors;

•	Environmental conditions and regulations;

•	General economic conditions, particularly in the retail sector;

•	Weather conditions;

•	Fuel prices;

•	Significant disruptions in service or supply by any of our suppliers or distributors;

•	Changes in consumer perception of dietary health and food safety;

•	Labor and employment benefit costs;

•	The outcome of pending or future legal claims or proceedings;

•	Our ability to manage our growth and successfully implement our business strategy;

•	Risks associated with the expansion of our business;

•	Our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors;

•	The availability and terms of necessary or desirable financing or refinancing and other related risks and uncertainties;

•	The risk of an act of terrorism or escalation of any insurrection or armed conflict involving the United States or any other national or international calamity; and

•
Factors that affect the restaurant industry generally, including recalls if products become adulterated or misbranded, liability if our products cause injury, ingredient disclosure and labeling laws and regulations, reports of cases of food borne illnesses such as “mad cow” disease and avian flu, and the possibility that consumers could lose confidence in the safety and quality of certain food products, as well as negative publicity regarding food quality, illness, injury or other health concerns.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus which reflect management's opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

USE OF PROCEEDS
We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligations to the selling stockholders under the registration rights agreement. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus.
The selling stockholders will pay any underwriting discounts and commissions incurred by any selling stockholder in disposing of shares covered by this prospectus. We will bear all other costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDERS
On July 2, 2009, the selling stockholders acquired an aggregate of 6,559,739 shares of our common stock from third parties in privately negotiated transactions. On June 4, 2012, the selling stockholders sold an aggregate of 2,474,630 shares of our common stock in open market transactions pursuant to Rule 144. For more information, see “Prospectus Summary-Acquisition of Shares by Selling Stockholders” above. We have agreed to prepare, on behalf of the selling stockholders, a registration statement on Form S-3, of which this prospectus forms a part, to register with the SEC the offer and sale of the shares of common stock to be sold hereby from time to time. This prospectus relates to the possible resale from time to time by the selling stockholders of any or all of the 4,085,109 shares our common stock held by them.
One member of our board of directors, Nicholas Daraviras, is affiliated with the selling stockholders. Mr. Daraviras is an employee and Managing Director of an affiliate of the selling stockholders. Mr. Daraviras has also served as a member of the board of directors of Fiesta Restaurant Group, our former indirect wholly-owned subsidiary prior to the spin-off, since April 2011. Additionally, Brian P. Friedman may be deemed to beneficially own shares offered by the selling stockholders in this prospectus. Mr. Friedman has been President of Jefferies Capital Partners and its predecessors since 1997, and is a director and executive officer of Jefferies Group, Inc. and the managing member of Jefferies Capital Partners IV LLC. Mr. Friedman served as a member of our board of directors from July 2009 until May 7, 2012. Pursuant to a letter dated as of July 21, 2011, Mr. Friedman resigned as a member of our board of directors effective on the date of the consummation of the spin-off.
On July 27, 2011, we entered into a voting agreement, as amended on May 30, 2012, which we refer to as the “JCP voting agreement,” with the selling stockholders. Pursuant to the JCP voting agreement, the selling stockholders (and their affiliates) agreed, commencing upon the consummation of the spin-off, with respect to an aggregate of 50% of the shares of our common stock currently held by the selling stockholders, which we refer to as the “subject shares,” to vote the subject shares in the same proportion and in the same manner as all of the other outstanding shares of our common stock are voted with respect to all matters voted upon by our stockholders, except for the removal of the restrictions that limit the conversion of our outstanding Series A Convertible Preferred Stock (issued to BKC in connection with the acquisition by us from BKC of the acquired restaurants) and the number of shares of our common stock issuable upon such conversion to an aggregate amount of shares not to exceed 19.9% of the outstanding shares of our common stock as of the date of the issuance of the Series A Convertible Preferred Stock, any proposed merger, consolidation, reorganization, dissolution or similar transaction, or a proposed sale or disposition of all or substantially all of the assets or business of Carrols Restaurant Group (in which cases the subject shares will be voted by the selling stockholders and their affiliates in their sole and absolute discretion). The JCP voting agreement provides that the subject shares will also include (i) any additional shares of our common stock issuable in the future as a dividend or distribution on the shares subject to the JCP voting agreement, and (ii) any additional shares of our common stock purchased or otherwise acquired by the selling stockholders (and their affiliates). Under the JCP voting agreement, the selling stockholders granted an irrevocable proxy to our President to vote the subject shares in a manner consistent with the JCP voting agreement. The JCP voting agreement will automatically terminate upon the earlier to occur of (a) a sale, transfer or other disposition by the selling stockholders (or their affiliates) of all of the subject shares, (b) if the percentage ownership of our common stock by the selling stockholders (and their affiliates) falls below 15% of our outstanding common stock, or (c) the percentage ownership of Fiesta Restaurant Group common stock (after the spin-off) by the selling stockholders (and their affiliates) falls below 15% of the outstanding Fiesta Restaurant Group common stock. Copies of the JCP voting agreement were filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Except as provided above, the selling stockholders have not had any material relationship with us or our affiliates within the past three years other than for the ownership of the shares of common stock.
The table below, including the footnotes, lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based in part on information provided to us by the selling stockholders. The percentages of shares owned prior to and after the offering are based on 23,685,080 shares of our common stock issued and outstanding as of November 2, 2012. The number of shares beneficially owned prior to offering column indicates the number of shares of common stock beneficially owned by each selling stockholder as of November 2, 2012. We have determined beneficial ownership in accordance with SEC rules.
The number of shares being offered column indicates the total number of shares of our common stock that each selling stockholder may offer under this prospectus.
The shares beneficially owned after offering column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long any of the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.
The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered (1)	Shares Beneficially Owned After Offering
Name of Selling Stockholders	Number	Percent		Number	Percent
Jefferies Capital Partners IV LP (2)	3,546,883	15.0%	3,546,883	—	—
Jefferies Employee Partners IV LLC (2)	408,518	1.7%	408,518	—	—
JCP Partners IV LLC (2)	129,708	*	129,708	—	—
 * Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
We do not know when or in what amounts a selling stockholder may offer for sale shares of common stock covered by this prospectus. The selling stockholders may not sell any or all of such shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock covered by this prospectus pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of such shares, we cannot estimate the number of such shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares of common stock covered by this prospectus will be held by the selling stockholders.

(2)
Jefferies Capital Partners IV LP, or “JCP IV”, is the record owner of 3,546,883 shares, Jefferies Employee Partners IV LLC, or “JEP”, is the record owner of 408,518 shares and JCP Partners IV LLC is the record owner of 129,708 shares. The shares held by the selling stockholders may be deemed to be beneficially owned by JCP IV LLC, which we refer to as the “General Partner”, the general partner of JCP IV and the managing member of each of JEP and JCP. The shares held by the General Partner may be deemed to be beneficially owned by Jefferies Capital Partners IV LLC, which we refer to as the “Manager”, the managing member of the General Partner. Brian P. Friedman and James L. Luikart, are each managing members of the Manager and in such capacity may each be deemed to be beneficial owner of the shares.

PLAN OF DISTRIBUTION
The selling stockholders and any of their donees, pledgees, transferees or other successors-in-interest may, from time to time after the date of this prospectus, sell, transfer or otherwise dispose of any or all of their shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
Under the registration rights agreement, we have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part continuously effective for up to 9 months following such registration, but not later than the date on which all of the shares covered by such registration may be sold without limitation or restriction pursuant to Rule 144 under the Securities Act (or any successor provision having similar effect).
We have agreed, among other things, to pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions applicable to the sale of the shares of common stock.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. The selling stockholders have, subject to certain limitations, agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

 LEGAL MATTERS
Akerman Senterfitt LLP, New York, New York, will pass upon the validity of the shares of our common stock to be offered by this prospectus.

EXPERTS
The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference and the effectiveness of Carrols Restaurant Group, Inc. and subsidiary's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated March 7, 2012 (November 8, 2012 as to Notes 1 and 2 and which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adjustment to the consolidated financial statements to reflect Fiesta Restaurant Group, Inc. as a discontinued operation for all periods presented and an explanatory paragraph to retrospectively adjust the consolidated financial statements for the adoption of Accounting Standards Update 2011-05, Presentation of Comprehensive Income) appearing in Carrols Restaurant Group's Current Report on Form 8-K dated November 8, 2012 which is incorporated by reference in this Registration Statement. Such financial statements and financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov. We maintain a website at www.carrols.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not "filed" under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended January 1, 2012, filed on March 8, 2012 and as amended on March 13, 2012;

•	our Definitive Proxy Statement on Schedule 14A filed on July 11, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended April 1, 2012, filed on May 10, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended July 1, 2012, filed on August 10, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed on November 9, 2012;

•
our Current Reports on Form 8-K or Form 8-K/A filed on: March 28, 2012; April 3, 2012; April 26, 2012; May 8, 2012; May 11, 2012; May 18, 2012; May 30, 2012; June 1, 2012; August 7, 2012; August 15, 2012; September 4, 2012; November 6, 2012 and November 8, 2012; and

•
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 30, 2006 and any further amendment or report filed hereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
You may request a copy of these filings, at no cost to you, by telephoning us at (315) 424-0513 or by writing us at the following address:
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203
Attn: Investor Relations
You may also access the documents incorporated by reference in this prospectus through our website at www.carrols.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of common stock being registered. All amounts are estimates except the registration fee.

Amount to Be Paid
SEC registration fee	$3,660
Legal fees and expenses	30,000
Accounting fees and expenses	12,000
Printing and miscellaneous	5,000
Total	$50,660
Item 15. Indemnification of Directors and Officers
The following subparagraphs briefly describe indemnification provisions for our directors, officers and controlling persons against liability, including liability under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
We have directors' and officers' liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their respective duties.
Under Section 145 of the General Corporation Law of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party (other than an action by or in the right of the corporation), by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Our Certificate of Incorporation allows for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation contains such a provision.

Item 16. Exhibits and Financial Statement Schedules
(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibits:

4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group, Inc.'s Quarterly Report on Form 10-Q filed on May 10, 2012)

4.2
Registration Rights Agreement, dated as of June 16, 2009, by and among Carrols Restaurant Group, Inc., Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 4.1 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 5, 2009)

4.3
Voting Agreement, dated as of July 27, 2011, between Carrols Restaurant Group, Inc. and Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 10.8 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

4.4
First Amendment to Voting Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc. and Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 10.5 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

5.1	Opinion of Akerman Senterfitt LLP *

23.1	Consent of Deloitte & Touche LLP *

23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1) *

24.1	Powers of Attorney (included in signature pages hereto) *

*	Filed herewith.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(a)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Act such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on the 13th day of November, 2012.

CARROLS RESTAURANT GROUP, INC.

By:	/s/ William E. Myers
William E. Myers Vice President, General Counsel and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul R. Flanders and William E. Myers, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel T. Accordino	President and Chief Executive Officer and Director	November 13, 2012
Daniel T. Accordino	(Principal Executive Officer)

/s/ Paul R. Flanders	Vice President, Chief Financial Officer and Treasurer	November 13, 2012
Paul R. Flanders	(Principal Financial and Accounting Officer)

/s/ William E. Myers	Vice President, General Counsel and Secretary	November 13, 2012
William E. Myers

/s/ Clayton E. Wilhite	Chairman of the Board of Directors	November 13, 2012
Clayton E. Wilhite

/s/ Joel M. Handel	Director	November 13, 2012
Joel M. Handel

/s/ David S. Harris	Director	November 13, 2012
David S. Harris

/s/ Nicholas Daraviras	Director	November 13, 2012
Nicholas Daraviras

/s/ Daniel Schwartz	Director	November 13, 2012
Daniel Schwartz

/s/ Steven M. Wiborg	Director	November 13, 2012
Steven M. Wiborg

EXHIBIT INDEX

Exhibits

4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group, Inc.'s Quarterly Report on Form 10-Q filed on May 10, 2012)

4.2
Registration Rights Agreement, dated as of June 16, 2009, by and among Carrols Restaurant Group, Inc., Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 4.1 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 5, 2009)

4.3
Voting Agreement, dated as of July 27, 2011, between Carrols Restaurant Group, Inc. and Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 10.8 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

4.4
First Amendment to Voting Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc. and Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 10.5 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

5.1	Opinion of Akerman Senterfitt LLP *

23.1	Consent of Deloitte & Touche LLP *

23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1) *

24.1	Powers of Attorney (included in signature pages hereto) *

*	Filed herewith